PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1922


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $150,000,000         Original Issue Date:  March 15, 2000

CUSIP Number:     59018S 4W1           Stated Maturity Date: March 21, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/x/  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/ /  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:          3750
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:         One Month         Minimum Interest Rate:  Not Applicable

Spread:                 -0.040%           Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  TBD               Spread Multiplier:      Not Applicable


Interest Reset Dates:         Monthly, on the 21st, commencing on April 21, 2000
                              subject to modified following business day convention.

Interest Payment Dates:       Monthly, on the 21st, commencing on April 21, 2000
                              subject to modified following business day convention.

Repayment at the Option
of the Holder:                The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes cannot be redeemed prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        March 9, 2000